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                                                                 EXHIBIT (a)(12)

                                 NORTHSTAR TRUST

               CERTIFICATION OF AMENDMENT OF DECLARATION OF TRUST

The undersigned being all of the trustees of Northstar Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Trust's Declaration of Trust dated August 18,1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the principal place of business set forth in Section 10.6 thereof as follows:

         1. Section 10.6.of the Declaration of Trust, executed on August 18,1993, as amended, is hereby amended to read in its entirety as follows:

         "Section 10.6 Principal Place of Business. The principal place of business of the Trust is 300 First Stamford Place, Stamford, Connecticut 06902. The principal place of business may be changed by resolution of the majority of the Trustees."

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: June 17,1998

/s/ John G. Turner                               /s/ Walter H. May
-------------------------                        ----------------------------
    John G. Turner                                   Walter H. May

/s/ Mark L. Lipson                               /s/ David W.C. Putnam
-------------------------                        -----------------------------
    Mark L. Lipson                                   David W.C. Putnam

/s/ Paul S. Doherty, Esq.                        /s/ John R. Smith
-------------------------                        -----------------------------
    Paul S. Doherty, Esq.                            John R. Smith

/s/ Robert B. Goode, Jr.                         /s/ David W. Wallace
-------------------------                        -----------------------------
    Robert B. Goode, Jr.                             David W. Wallace

/s/ Alan L. Gosule, Esq.
-------------------------
    Alan L. Gosule, Esq.